Voting Results of Special Meeting of Shareholders

A special meeting of the shareholders of Citizens Funds was held on May 21, 2001. Certain proposals for certain funds were adjourned until July 3, 2001. At the meeting held on July 3, 2001, the following actions were taken.


 Authorization of trustees to adopt an amended and restated declaration of trust


	                             ___For___	Against

Citizens Emerging Growth Fund	     7,868,170	  776,430
Citizens Global Equity Fund	     5,633,521	  437,327

	                               Abstain Broker Non-Vote

Citizens Emerging Growth Fund	       504,699	1,976,121
Citizens Global Equity Fund	       460,096	1,278,081


 Amended and restated management agreement


	                             ___For___	Against

Citizens Emerging Growth Fund	       7,839,896	   774,844
Citizens Global Equity Fund	       5,453,100	   491,567


	                             Abstain   Broker Non-Vote

Citizens Emerging Growth Fund	     534,559	1,976,121
Citizens Global Equity Fund	     586,277	1,278,081


 Amended and restated distribution plan


Standard Shares	                   ___For___	Against

Citizens Core Growth Fund	       7,026,668	  681,006
Citizens Emerging Growth Fund	       6,767,247	  706,531
Citizens Global Equity Fund	       5,323,297	  431,878


Standard Shares	                     Abstain	Broker Non-Vote

Citizens Core Growth Fund	         417,939	 1,800,745
Citizens Emerging Growth Fund	         545,554	 1,938,839
Citizens Global Equity Fund	         593,527	 1,233,808



Administrative Shares	               For	Against

Citizens Core Growth Fund	         33	      -0-
Citizens Emerging Growth Fund	    260,745	      -0-
Citizens Global Equity Fund	         32	      -0-

Administrative Shares	         Abstain	Broker Non-Vote

Citizens Core Growth Fund	     -0-	     -0-
Citizens Emerging Growth Fund	     -0-	     -0-
Citizens Global Equity Fund	     -0-	     -0-


Removal of fundamental restriction on changing investment objective without shareholders approval


	                            ___For___	Against

Citizens Emerging Growth Fund	    7,679,194	   909,061
Citizens Global Equity Fund	    5,395,386	   600,619


	                             Abstain    Broker Non-Vote

Citizens Emerging Growth Fund	     561,045	1,976,121
Citizens Global Equity Fund	     534,938	1,278,081



Change in fundamental restriction on lending

	                             ___For___	Against

Citizens Emerging Growth Fund	      7,799,817	   784,682
Citizens Global Equity Fund	      5,432,790	   562,484


	                             Abstain    Broker Non-Vote

Citizens Emerging Growth Fund	     564,801	1,976,121
Citizens Global Equity Fund	     535,671	1,278,081



Change in fundamental restriction on issuing senior securities


	__                             _For___	Against

Citizens Emerging Growth Fund	      7,823,832	   760,667
Citizens Global Equity Fund	      5,463,926	   531,816


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	     564,801	1,976,121
Citizens Global Equity Fund	     535,202	1,278,081


	Change in fundamental restriction on borrowing


	                            ___For___	Against

Citizens Emerging Growth Fund	     7,801,750	   781,730
Citizens Global Equity Fund	     5,424,964	   570,309


	                             Abstain    Broker Non-Vote

Citizens Emerging Growth Fund	     565,820	1,976,121
Citizens Global Equity Fund	     535,671	1,278,081


	Removal of fundamental restriction on investing in single issuers


	                             ___For___	Against

Citizens Emerging Growth Fund	      7,798,211	  786,111
Citizens Global Equity Fund	      5,448,198	  547,090


	                             Abstain   Broker Non-Vote

Citizens Emerging Growth Fund	     564,977	1,976,121
Citizens Global Equity Fund	     535,657	1,278,081


	Change in fundamental restriction on underwriting securities


	                           ___For___	Against

Citizens Emerging Growth Fund	    7,827,490	   755,778
Citizens Global Equity Fund	    5,469,110	   526,052


	                              Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	      566,032	1,976,121
Citizens Global Equity Fund	      535,782	1,278,081


	Change in fundamental restriction on concentration


	                           ___For___	Against

Citizens Emerging Growth Fund	    7,780,273	   804,050
Citizens Global Equity Fund	    5,443,854	   551,888


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	      564,977	1,976,121
Citizens Global Equity Fund	      535,202	1,278,081


	Change in fundamental restriction on real estate, oil, gas and mineral interests


	                           ___For___	Against

Citizens Emerging Growth Fund	     7,755,066	   820,898
Citizens Global Equity Fund	     5,434,169	   559,293


	                              Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	      573,336	1,976,121
Citizens Global Equity Fund	      537,482	1,278,081


	Change in fundamental restriction on illiquid securities


	                           ___For___	Against

Citizens Emerging Growth Fund	     7,803,345	   781,153
Citizens Global Equity Fund	     5,434,216	   561,210


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	      564,801	1,976,121
Citizens Global Equity Fund	      535,518	1,278,081


	Removal of fundamental restriction on lending securities


	                            ___For___	Against

Citizens Emerging Growth Fund	     7,822,507	   761,072
Citizens Global Equity Fund	     5,458,664	   536,030


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	     565,721	1,976,121
Citizens Global Equity Fund	     536,251	1,278,081


	Removal of fundamental restriction on control and management of other companies


	                            ___For___	Against

Citizens Emerging Growth Fund	     7,829,325	   756,239
Citizens Global Equity Fund	     5,457,296	   538,130


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	      563,736	1,976,121
Citizens Global Equity Fund	      535,518	1,278,081


	Removal of fundamental restriction on
 buying or holding securities owned by Trustees, Directors or officers of the Funds

	                             ___For___	Against

Citizens Emerging Growth Fund	     7,759,214	   824,825
Citizens Global Equity Fund	     5,414,068	   581,051


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	      565,260	1,976,121
Citizens Global Equity Fund	      535,825	1,278,081


	Removal of fundamental restriction on
 trading account in securities


	                              ___For___	Against

Citizens Emerging Growth Fund	       7,856,793	   724,165
Citizens Global Equity Fund	       5,461,593	   531,076


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	     568,342	1,976,121
Citizens Global Equity Fund	     538,276	1,278,081


	Removal of fundamental restriction on investing in companies in operation less than 3 years


	                            ___For___	Against

Citizens Global Equity Fund	     5,439,221	   554,988

	                             Abstain	Broker Non-Vote

Citizens Global Equity Fund	     536,736	1,278,081



     Authorizing Trustees to select and change investment subadvisers and enter into subadvisory agreements without shareholder approval


	                           ___For___	Against

Citizens Emerging Growth Fund	     8,066,561	    643,184
Citizens Global Equity Fund	     5,496,733	    651,787


	                             Abstain	Broker Non-Vote

Citizens Emerging Growth Fund	      439,555	1,976,121
Citizens Global Equity Fund	      382,425	1,278,081